Exhibit 10.3

APNs:

When Recorded Mail To:

Comstock Inc.

117 American Flat Road

P.O. Box 1118

Virginia City, Nevada 89440

The party executing this document hereby affirms

that this document submitted for recording does

not contain the social security number of a person

or persons as required by NRS 239B.030.

DEED OF TRUST

AND ASSIGNMENT OF RENTS

THIS DEED OF TRUST AND ASSIGNMENT OF RENTS, made this ___ day of ___________________, 2026, by and between Comstock Mining LLC, a Nevada limited liability company, hereinafter referred to as “Trustor,” Ticor Title of Nevada, Inc., a Nevada corporation, in its capacity as trustee hereunder, hereinafter referred to as “Trustee,” and Comstock Inc., a Nevada corporation, hereinafter referred to as “Beneficiary”.

W I T N E S S E T H:

That the Trustor does hereby grant, bargain, sell and convey unto the Trustee in trust with power of sale all that certain real property together with any and all appurtenant rights, including mineral rights and mineral patents, situated in Storey County, State of Nevada, more particularly described on Exhibit “A” attached hereto and incorporated herein by this reference.

AND ALSO, all the estate, interest, homestead and other claim, in law and in equity, which the Trustor now has or may hereafter acquire in and to said property.

TOGETHER with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in any wise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, subject, however, to the right, power and authority hereinafter given to and conferred upon the Beneficiary to collect and apply such rents, issues and profits; and also all the estate, right, title and interest, homestead or other claim or demand, as well in law as in equity, which the Trustor now has or hereafter may acquire of, in, and to the said property, or any part thereof, with the appurtenances; and all of the water rights if any, whether surface or underground, certificated, adjudicated or decreed, together with all of means, methods, structure and devices for diversion to beneficial use of the appurtenant water rights.

TO HAVE AND TO HOLD the same unto the said Trustee and its successors, upon the trusts hereinafter expressed, for the purpose of securing the following:

FIRST:         As security for the payment of an indebtedness of Mackay Precious Metals Inc., a Delaware corporation, in the sum of Seven Million and 00/100 Dollars ($7,000,000.00) in lawful money of the United States of America, as further described as the “Second Tranche Payment” in that certain Securities Purchase Agreement dated _____________________, 2026 or such amount as may have been advanced, with interest thereon in like lawful money and such other obligations with expenses and counsel fees according to the terms of and evidenced by Securities Purchase Agreement, referenced above, for said sum of even date herewith executed and delivered by Trustor, to the Beneficiary.

SECOND:         The expenses and costs incurred or paid by Beneficiary or Trustee in preservation or enforcement of the rights and remedies of Beneficiary and the duties and liabilities of Trustor hereunder, including, but not limited to, attorneys’ fees, court costs, witness fees, expert witness fees, collection costs, and costs and expenses paid by Beneficiary or Trustee in performing for Trustor’s account any obligations of Trustor or to collect the rents or prevent waste or to preserve the priority and rights of Beneficiary’s interests in a bankruptcy proceeding.

The Trust created by this instrument is irrevocable by the Trustor.

AND THIS INDENTURE FURTHER WITNESSETH:

1.    REPAIRS, MAINTENANCE, WASTE, LIENS AND ENCUMBRANCES: The Trustor promises to maintain the said property in good standing and in reasonable condition for the uses to which said property is put by Trustor; to properly maintain and protect all appurtenant water rights; to maintain all buildings, improvements and fixtures in the condition in which they are found as of the date hereof, ordinary wear and tear excepted; to pay, when due, all claims for labor performed and for materials furnished therefor; to comply with all laws, ordinances and regulations with reference to any alterations or improvements made thereon; not to commit or permit any undue waste or deterioration of said property; to pay, when due, all taxes, assessments, penalties and levies affecting said property and any costs or penalties thereon; to pay when due, all leases, mortgages, deeds of trust and other encumbrances created by Trustor which are or appear to be a lien or a charge upon the property, or any part thereof, either prior or subordinate to this deed of trust.

2.    INSURANCE: Trustor covenants to keep all buildings and improvements that may now or at any time be on said property during the continuance of this trust, insured against loss by fire, with coverage in a reasonable amount commensurate with the value of such buildings and improvements.

All insurance policies provided pursuant to this paragraph shall name Beneficiary as a mortgagee and loss payee as its interest appears, shall be with a company or companies authorized to issue such insurance in the State of Nevada rated “A” or better in the “Best’s Ratings” book approved by Beneficiary and shall provide thirty (30) days’ written notice to Beneficiary prior to policy cancellation or modification.

3.    DEFAULT: Trustor promises and agrees that upon the happening of any one of the following events, and provided that Trustor does not diligently begin to cure such event of default within ten (10) days after receipt of written notice thereof from Beneficiary, Beneficiary, at its option, may declare all sums and obligations secured hereby immediately due and payable without demand or notice, irrespective of the maturity dates expressed therein, and Beneficiary or Trustee may record a notice of such breach or default and elect to cause said property to be sold to satisfy the indebtedness and obligations secured hereby:

a.     If default be made in the payment when due of any installment of principal or interest, or obligation as provided herein, or in the performance of any of the covenants, promises or agreements contained in this Deed of Trust and Assignment of Rents; or

b.     Trustor becomes insolvent or makes a general assignment for the benefit of creditors, or consents to or applies for the appointment of a trustee or receiver for the property encumbered hereby, or any part thereof; or

c.     If a trustee or receiver is appointed for said property or any part thereof; or

d.     IN THE EVENT THE REAL PROPERTY ENCUMBERED BY THIS DEED OF TRUST AND ASSIGNMENT OF RENTS, OR ANY PART THEREOF, OR ANY INTEREST THEREIN, IS SOLD, AGREED TO BE SOLD BY CONTRACT OF SALE OR OTHERWISE CONVEYED OR ALIENATED BY TRUSTOR TO AN UNAFFILIATED THIRD PARTY WITHOUT THE PRIOR WRITTEN CONSENT OF BENEFICIARY; OR

e.    IF TRUSTOR SHALL BE DIVESTED OF TITLE TO SAID REAL PROPERTY SECURING THIS OBLIGATION OR ANY PART THEREOF, IN ANY MANNER OR WAY, WHETHER VOLUNTARILY OR INVOLUNTARILY, OR BY THE OPERATION OF LAW OR OTHERWISE; OR

f.       If a proceeding be either voluntarily or involuntarily instituted for reorganization of Trustor or for any other debtor relief provided for by the United States Bankruptcy Code, whether filed by or against Trustor, the obligations under this deed of trust are automatically accelerated without further action by Beneficiary or Trustee. In the event of such a proceeding, no notice from Beneficiary must be provided to Trustor prior to recording a notice of such default and electing to cause said property to be sold.

Any notice of violation or similar notice from the Storey or other jurisdiction with regard to the condition of or activity on the real property encumbered by this Deed of Trust and Assignments of Rents prior to the date hereof shall not amount to a default under this Deed of Trust.

4.   INSPECTION OF PROPERTY: Beneficiary or its collection agent shall have access to and the right to inspect said property at all reasonable times upon reasonable prior notice to Trustor.

5.    EMINENT DOMAIN: If the above‑described property, or any portion thereof, be condemned under any power of eminent domain or acquired for any public use or quasi‑public use, the damages, proceeds and consideration for such acquisition to the extent of the full amount of indebtedness secured hereby remaining unpaid, are hereby irrevocably assigned by Trustor to Beneficiary, and shall be paid forthwith to Beneficiary, to be applied to such indebtedness.

6.    COMPLIANCE WITH LAW: Without limiting any other provision contained herein relating to the same or similar matters as hereinafter set forth, Trustor covenants and agrees to observe and comply with all applicable federal, state, and local statutes, ordinances, regulations, orders, and restrictions.

7.     ASSIGNMENT OF RENTS: As a portion of the security hereunder, Trustor hereby assigns and gives to and confers upon the Trustee and Beneficiary the right, title and interest and, during the continuance of these trusts, to collect the rents, issues and profits of the property encumbered by this deed of trust, with or without taking possession of the property affected hereby, and further assigns to Beneficiary all right, title and interest in and to any and all leases now or hereafter on or affecting the encumbered property, reserving unto the Trustor the right, prior to any default by Trustor in payment of any indebtedness secured hereby, or in the performance of any agreement hereunder, to collect and retain such rents, issues and profits as they may accrue and become payable. The foregoing assignment of any lease shall not be deemed to impose upon Trustee and Beneficiary any of the obligations or duties of Trustor provided in any such lease, and Trustor agrees to fully perform all obligations of the lessor under all such leases.

In case default be made in the payment of any sum secured hereby, or in the performance of any act the performance of which is secured hereby, Trustee or Beneficiary shall be entitled at any time, at its option either by itself, by an agent, or a Receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, to enter upon and take possession of the encumbered property, or any part thereof, and to do and perform such acts of repair or protection as may be necessary or proper to conserve the value thereof; to rent or lease the same or any part thereof for such rental, term and upon such conditions as its judgment may dictate, and to collect and receive the rents, issues and profits thereof; (which rents, issues, and profits, present and future, are hereby assigned to the Beneficiary as further security, but which assignment Trustee or Beneficiary agrees not to enforce so long as Trustor is not in default in payment of any sum or performance of any act to be made or performed hereunder), and to apply such rents, issues, and profits, to the reduction or satisfaction of any obligation secured by this deed of trust, and also to do any other act or acts, as it may deem necessary or proper, in the use, management or operation of the said premises, or to protect or conserve the value thereof, the specific enumerations herein not excluding the general. In the event that the Trustee or Beneficiary shall exercise the option granted in this paragraph Trustor agrees to surrender to the Beneficiary peaceable possession of said property, and not to interfere in any manner with the exercise of the rights granted herein; and the expenses therein incurred, including compensation to said Beneficiary, its designated agent or Receiver, for attorney’s fees, costs and related expenditures, shall be deemed to be a portion of the expense of this trust, and secured hereby. Trustor also assigns to Beneficiary, as a portion of the security for the performance of the obligations secured hereby, all prepaid rents and all monies which have been or may hereafter be deposited with said Trustor by any lessee of the property encumbered by this deed of trust, to secure the payment of any rent, and upon default in the performance of any of the provisions hereof Trustor agrees to deliver said rents and deposits to the Trustee.

8.    EXERCISE OF POWERS AND REMEDIES: Each and every power or remedy herein specifically given shall be in addition to every other power or remedy, existing or implied, now or hereafter given or existing in law or in equity, and each and every power and remedy herein specifically given or otherwise so existing or given may be exercised from time to time and as often and in such order as may be deemed expedient by Beneficiary and the exercise or the beginning of the exercise of one power or remedy shall not be deemed a waiver of the right to exercise at the same time or thereafter any power or remedy. No delay or omission of Beneficiary in the exercise of any right or power accruing hereunder shall impair any such right or power or be construed to be a waiver of any default or acquiescence therein.

9.    SEVERABILITY: The unenforceability or invalidity of any provision or provisions of this deed of trust as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other persons or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

10.  SUCCESSORS AND ASSIGNS: The benefits of the covenants, terms, conditions, and agreements contained herein shall accrue to, and the obligations thereof shall bind the heirs, representatives, successors, and assigns of the parties hereto and the Beneficiary hereof. However, nothing in the foregoing shall be implied to mean that Beneficiary has consented or will consent in any fashion to an assignment or delegation of the duties hereunder. Whenever used, the singular number shall include the plural, the plural the singular and the use of any gender shall include all other genders, and the term “Beneficiary” shall include any holder of the indebtedness hereby secured or any transferee thereof whether by operation of law or otherwise.

11.  NOTICES: Any notice or demand to be given or required by the terms of this deed of trust shall be given to the Trustor and Beneficiary by certified or registered mail at the following addresses:

Trustor:	Comstock Mining LLC Attn: Darwin Green, CEO Suite 405 - 375 Water Street Vancouver, BC V6B 5C6 E-mail: darwin@mackaycorp.com

Beneficiary:	Comstock Inc. Attn: Corado DeGasperis 117 American Flat Road P.O. Box 1118 Virginia City, Nevada 89440 Email: degasparis@comstockmining.com

Trustee:	Ticor Title of Nevada, Inc. 5441 Kietzke Lane, Suite 100 Reno, Nevada 89511

IN WITNESS WHEREOF, the Trustor has executed this Deed of Trust and Assignment of Rents the day and year first above written.

Comstock Mining LLC, a Nevada limited liability company

By:

Its:

STATE OF	)
: ss.
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On ______________________, 2026, personally appeared before me, a notary public, _______________________, personally known (or proved) to me to be the person whose name is subscribed to the foregoing document, and who further acknowledged to me that she executed the foregoing document.

NOTARY PUBLIC

Exhibit A

REAL PROPERTY